Exhibit 10.2

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
2008 EQUITY INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT AND AGREEMENT

Name:	Option Number:
Address:	Plan Name:	2008 Equity Incentive Plan
Employee ID:

Effective __________, 20__, (“Grant Date”), you have been granted non-qualified stock option to purchase ___________( ________) shares of Superior Industries International, Inc. common stock at an Exercise Price of $ ______ per share pursuant to the Superior Industries International, Inc. 2008 Equity Incentive Plan (the “Plan”).  Except as otherwise defined herein, terms with initial capital letters shall have the same meanings set forth in the Plan.  A copy of the Plan is attached to this Notice and Agreement or was previously provided to you.  The terms and conditions of the Plan are incorporated herein by this reference.

[Example vesting schedule: Subject to the terms and conditions of the Plan, this Option shall vest over a period of four (4) years beginning on the Grant Date.  On each anniversary of the Grant Date during this four-year period, 25% of the shares that may be purchased under this Option shall become vested and this Option shall be exercisable with respect to the vested shares.]  This Option shall expire and shall no longer be exercisable ten (10) years from the Grant Date.

By accepting this grant and exercising any portion of the Option, you represent that you: (i) agree to the terms and conditions of this Notice and Agreement and the Plan; (ii) have reviewed the Plan and this Notice and Agreement in their entirety, and have had an opportunity to obtain the advice of legal counsel and/or your tax advisor with respect thereto; (iii) fully understand and accept all provisions hereof; (iv) agree to accept as binding, conclusive, and final all of the Administrator’s decisions regarding, and all interpretations of, the Plan and this Notice and Agreement; and (v) agree to notify the Company upon any change in your home address indicated above.

Please return a signed copy of this Notice of Stock Option Grant and Agreement to [insert contact name and address of the Registrant], and retain a copy for your records.

Dated:
For SUPERIOR INDUSTRIES INTERNATIONAL, INC.
[Insert Title]

AGREED AND ACCEPTED:

Dated:
[Insert Employee Name]